Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

REVELYST, INC.

ARTICLE I

OFFICES

Section 1.01          Registered Office.  The address of the registered office of Revelyst, Inc. (hereinafter the “Corporation”) in the State of Delaware, and the name of its registered agent at such address, shall be as set forth in the Amended and Restated Certificate of Incorporation of the Corporation, as the same may be further amended and/or restated from time to time (the “Certificate of Incorporation”).

Section 1.02         Other Offices.  The Corporation may have a principal or other office or offices at such other place or places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or as shall be necessary or appropriate for the conduct of the business of the Corporation.

ARTICLE II

STOCKHOLDERS

Section 2.01         Place of Meetings.  All meetings of stockholders shall be held at the principal office of the Corporation or at such other place, if any, within or without the State of Delaware, as may be designated by the Board of Directors and stated in the notice of the meeting.  In the absence of any such designation, stockholders’ meetings shall be held at the principal executive office of the corporation.

Section 2.02          Annual Meetings.  The annual meeting of stockholders shall be held each year on a date and a time designated by the Board of Directors.  At each annual meeting directors shall be elected and any other proper business may be transacted.

Section 2.03          Special Meetings.  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President or the Chief Executive Officer and shall be called by the President or the Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding, and entitled to vote.  Such request shall state the purpose or purposes of the proposed meeting.  Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 2.04          Notice of Meetings.  Except as otherwise provided by the Certificate of Incorporation or applicable law, notice, stating the place, if any, date and time of the meeting, the means of remote communication, if any, by which stockholders and proxyholders not physically present may be deemed to be present and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) days nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at such stockholder’s address as it appears on the records books of the Corporation.

Section 2.05          Quorum; Adjournment of Meetings.  Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority in voting power of the outstanding capital stock entitled to vote at the meeting, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders.  The chairman of the meeting may adjourn the meeting from time to time, whether or not there is such a quorum.  No notice of an adjourned meeting need be given except as required by law.  At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.  The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.06          Required Vote.  At all meetings of the stockholders at which directors are to be elected, a plurality of the votes cast by stockholders entitled to vote for the election of such directors shall be sufficient to elect such directors. Except as otherwise provided by applicable law, the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or any regulation applicable to the Corporation or its stockholders, in all matters other than the election of directors, the affirmative vote of a majority in voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders.

Section 2.07          Proxies.  Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy in any manner provided by applicable law, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. All proxies must be filed with the Secretary of the Corporation at the beginning of each meeting in order to be counted in any vote at the meeting.

Section 2.08         Action Without a Meeting.  Unless prohibited by the Certificate of Incorporation, any action permitted or required to be taken at a meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by or on behalf of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with applicable law.  Prompt notice of the taking of corporate action without a meeting by less than a unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of the holders to take the action were delivered to the Corporation.

Section 2.09          Maintenance and Inspection of Stockholder List.  The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

ARTICLE III

BOARD OF DIRECTORS

Section 3.01         General Powers.  Except as otherwise provided in the General Corporation Law of the State of Delaware or the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 3.02          Number of Directors.  The total number of directors shall be as determined from time to time by resolution of the Board of Directors.  The directors need not be stockholders.  The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.03 of these Bylaws, and each director shall hold office until his or her successor is elected and qualified; provided, however, that unless otherwise restricted by the Certificate of Incorporation or otherwise by law, any director or the entire Board of Directors may be removed, either with or without cause, by the stockholders entitled to vote.

Section 3.03          Vacancies on Board of Directors.  Except as otherwise provided in the Certificate of Incorporation, any vacancy resulting from the death, resignation, removal or disqualification of any director or other cause, or any newly created directorship resulting from any increase in the authorized number of directors, shall be filled by a majority of the directors then in office, although less than a quorum, or a sole remaining director.  Each director so appointed shall hold office until the next annual meeting of stockholders and until his or her successor has been duly elected qualified, subject, however, to such director’s earlier death, resignation, retirement, removal or disqualification.

Section 3.04         Place of Meetings.  The Board of Directors may hold its meetings at such place or places, if any, within or without the State of Delaware, as the Board of Directors may from time to time determine.

Section 3.05          Regular Meetings.  Regular meetings of the Board of Directors may be held at such time and place, if any, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors.

Section 3.06          Special Meetings.  Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, if any, the President, the Chief Executive Officer or by a majority of the directors.

Section 3.07          Telephonic Participation.  All or any one or more directors may participate in a meeting of the Board of Directors or of any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation in a meeting pursuant to such communications equipment shall constitute presence in person at such meeting.

Section 3.08          Quorum; Required Vote.  Except as otherwise provided by law or the Certificate of Incorporation, a majority of the total number of directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors; provided, that in no event shall a quorum be less than one-third of the total number of directors if there were no vacancies.  If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.  Except as otherwise provided by law or the Certificate of Incorporation, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3.09          Action Without Meeting.  Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or any committee thereof, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmissions or transmissions are filed with the minutes or proceedings of the Board of Directors or committee.

Section 3.10        Resignation.  Any director of the Corporation may resign at any time by giving notice in writing or by electronic transmission thereof to the Corporation.  The resignation of any director shall be effective when the resignation is delivered, unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.11          Committees of Directors.  The Board of Directors may designate one or more committees, each such committee to consist of one or more of the directors of the Corporation.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation (if any) to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to approving or adopting, or recommending to the stockholders, any action (other than the election or removal of directors) expressly required by the DGCL to be submitted to the stockholders or adopting, amending of repealing the Bylaws.  Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 3.12          Fees and Compensation.  The Board of Directors shall have the authority to fix the compensation, including fees, reimbursement of expenses and equity compensation, of directors for services to the Corporation in any capacity, including for attendance of meetings of the Board of Directors or participation on any committees.  Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

OFFICERS

Section 4.01         Officers.  The elected officers of the Corporation shall be chosen by the Board of Directors and may include a Chairman of the Board, a Chief Executive Officer or a President, or both, a Chief Financial Officer, and a Secretary, all of whom shall be elected by the Board of Directors.  The Chairman of the Board, if any, shall be chosen from among the directors.  All officers elected by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV.  Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof.  In addition, the Board of Directors or any duly appointed committee thereof may from time to time elect such other officers (including one or more Vice Presidents, Assistant Secretaries, Treasurers and Controllers) and such agents, as may be necessary or desirable for the conduct of the business of the Corporation.  Any number of offices may be held by the same person.  Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these Bylaws or as may be prescribed by the Board or such committee, as the case may be.

Section 4.02          Term of Office.  Each principal officer of the Corporation shall hold office until his or her successor shall have been duly chosen and shall qualify, or until his or her earlier death, resignation, retirement, removal or disqualification.

Section 4.03         Removal.  Any officer may be removed, either with or without cause, at any time, by the Board of Directors.  No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his or her successor or his or her earlier death, resignation, removal or disqualification, whichever event shall first occur, except as otherwise provided in an employment contract.

Section 4.04         Resignations.  Any officer may resign at any time by giving notice in writing or by electronic transmission thereof to the Corporation.  The resignation of any officer shall be effective when the resignation is delivered, unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.05          Vacancies.  A vacancy in any office may be filled in the manner prescribed in these Bylaws for appointment to such office.

Section 4.06         Powers and Duties.  Subject to the control of the Board of Directors, the officers shall each have such authority and perform such duties in the management of the Corporation as from time to time may be prescribed by the Board of Directors or duly appointed committee thereof:

(a)          Chairman of the Board.  The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and he or she shall have and perform such other duties as from time to time may be assigned to him or her by the Board of Directors.

(b)         Chief Executive Officer.  The Chief Executive Officer of the Corporation shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation.  The Chief Executive Officer shall preside at all meetings of the stockholders and, in the absence of a Chairman of the Board, at all meetings of the Board of Directors.  Unless there shall have been elected one or more Presidents of the Corporation, the Chief Executive Officer shall be the President of the Corporation.

(c)          President.  Each President shall have such general powers and duties of supervision and management as shall be assigned to him or her by the Board of Directors.

(d)          Vice Presidents.  Each Vice President, if any, shall have such powers and shall perform such duties as shall be assigned to him or her by the Board of Directors.

(e)          Chief Financial Officer.  The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation.  He or she shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors.  He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chairman of the Board, Chief Executive Officer or a President, taking proper vouchers for such disbursements.  He or she shall render to the Chairman of the Board, Chief Executive Officer, each President and the Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the Corporation.  If required by the Board of Directors, he or she shall give the Corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board of Directors shall prescribe.  The Chief Executive Officer may direct the Treasurer to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and the Treasurer shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

(f)          Secretary.  The Secretary, if present, shall act as secretary at all meetings of the Board of Directors or any committee thereof and of the stockholders and keep the minutes thereof in a book or books to be provided for that purpose.  He or she shall see that all notices required to be given by the Corporation are duly given and served; he or she shall have charge of the stock records of the Corporation; he or she shall see that all reports, statements and other documents required by law are properly kept and filed; and in general, he or she shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board of Directors.

ARTICLE V

CAPITAL STOCK

Section 5.01         Certificates.  At the option of the Board of Directors, the stock of the Corporation may be (i) uncertificated, evidenced by entries into the corporation's stock ledger or other appropriate corporate books and records, as the Board of Directors may determine from time to time, or (ii) evidenced by a certificate signed by, or in the name of, the Corporation by any two authorized officers, certifying the number of shares represented by the certificate owned by such stockholder in the Corporation.

Section 5.02          Transfers of Stock.  The shares of the stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws.  In the case of certificated shares of stock, transfers shall be made on the books of the Corporation only by the holder thereof or by such holder’s attorney duly authorized in writing, upon surrender for cancellation of certificate(s) for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.  In the case of uncertificated shares of stock, transfers shall be made on the books of the Corporation only upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney duly authorized in writing, and upon compliance with appropriate procedures for transferring shares in uncertificated form.  Notwithstanding anything to the contrary herein, no transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 5.03          Record Owners.  The stock ledger shall be the only evidence as to who are the stockholders of the Corporation and the Corporation shall be entitled to recognize the exclusive right of a person registered on its stock ledger as the owner of shares to receive dividends, to vote and to receive notice, and otherwise to exercise all of the rights and powers of an owner of such shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

Section 5.04         Transfer and Registry Agents.  The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.

Section 5.05          Lost, Stolen, Mutilated or Destroyed Certificates.  As a condition to the issue of a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued and alleged to have been lost, stolen, mutilated or destroyed, the Corporation may require the owner of any such certificate, or such owner’s legal representatives, to give the Corporation a bond in such sum and in such form as it may direct or to otherwise indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, mutilation or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 5.06          Record Date.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.  In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date which shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 6.01          Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation. Subject to Section 6.04 of this Article VI, the Corporation shall, to the fullest extent permitted by the DGCL and Delaware law as in effect at any time (but, in the case of any amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights), indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, regulatory or investigative in nature (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, partner, member or agent of another corporation, partnership, limited liability company, joint venture, trust, foundation, association, organization, employee benefit plan or other legal entity or enterprise (including the heirs, executors, administrators or estate of such person), against expenses (including attorneys’ fees), judgments, damages, liabilities, losses, penalties, fines and amounts paid in settlement actually incurred or paid by such person in connection with such action, suit or proceeding to the fullest extent permitted by law. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 6.02          Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 6.04 of this Article VI, the Corporation shall, to the fullest extent permitted by the DGCL and Delaware law as in effect at any time (but, in the case of any amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights), indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation by reason of the fact that such person is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, partner, member or agent of another corporation, partnership, limited liability company, joint venture, trust, foundation, association, organization, employee benefit plan or other legal entity or enterprise (including the heirs, executors, administrators or estate of such person), against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 6.03          Indemnification of Employees and Agents. To the extent not prohibited by the DGCL and Delaware law, the Corporation may provide rights to indemnification to any person who is or was an employee or agent of the Corporation to the extent and upon such terms and conditions, if any, as the Board deems appropriate.

Section 6.04          Authorization of Indemnification. Any indemnification under this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the person seeking indemnification is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 6.01 or 6.02 of this Article VI, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the Stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding set forth in Section 6.01 or 6.02 of this Article VI or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

Section 6.05          Good Faith Defined. For purposes of any determination under this Article VI, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on good faith reliance on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Article VI shall mean any other corporation, partnership, limited liability company, joint venture, trust, foundation, association, organization, employee benefit plan or other legal entity or enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee, partner, member or agent. The provisions of this Section 6.05 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in this Article VI.

Section 6.06          Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 6.04 of this Article VI, and notwithstanding the absence of any determination thereunder, any present or former director or officer or other indemnitee may apply to the Court of Chancery in the State of Delaware for indemnification to the extent otherwise permissible under Section 6.01 or 6.02 of this Article VI, as the case may be. The basis of such indemnification by a court shall be a determination by such court that indemnification of such director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 6.01 or 6.02 of this Article VI, as the case may be. Neither a contrary determination in the specific case under Section 6.04 of this Article VI nor the absence of any determination thereunder shall be a defense to such application. Notice of any application for indemnification pursuant to this Section 6.06 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, such director or officer seeking indemnification under this Section 6.06 shall, to the fullest extent permitted by law, also be entitled to be paid the expenses of prosecuting such application.

Section 6.07          Expenses Payable in Advance. Expenses, including attorneys’ fees, incurred by a current or former director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VI. Such expenses (including attorneys’ fees) incurred by employees and agents of the Corporation or by persons serving at the request of the Corporation as directors, officers, employees and agents of another enterprise (including the heirs, executors, administrators or estate of such person) may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

Section 6.08          Appearance as a Witness. Notwithstanding any other provision of this Article VI, to the extent any person who is or was a director or officer of the Corporation has served or prepared to serve as a witness in any action, suit or proceeding (whether civil, criminal, administrative, regulatory or investigative in nature), including any investigation by any legislative body or any regulatory or self-regulatory body by which the Corporation’s business is regulated, by reason of his or her service as a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, partner, member or agent of another corporation, partnership, limited liability company, joint venture, trust, foundation, association, organization, employee benefit plan or other legal entity or enterprise (including the heirs, executors, administrators or estate of such person), but excluding service as a witness in an action or suit commenced by such person or to which such person is named a party (unless such expenses were incurred with the approval of the Board or a committee thereof), the Corporation shall, to the fullest extent permitted by applicable law, indemnify such person against out-of-pocket costs and expenses (including attorneys’ fees and disbursements) actually and reasonably incurred by such person in connection therewith; provided that the Corporation shall have no obligation under this Article VI to compensate such person for his or her time or efforts so expended.

Section 6.09          Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate, any agreement, vote of Stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The provisions of this Article VI shall not be deemed to preclude the indemnification of any person who is not specified in Section 6.01 or 6.02 of this Article VI but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL or otherwise. The Corporation’s obligation, if any, to indemnify any person that was or is serving at the request of the Corporation as a director, officer, employee, partner, member or agent of another enterprise (including the heirs, executors, administrators or estate of such person) shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, limited liability company, joint venture, trust, foundation, association, organization, employee benefit plan or other legal entity or enterprise, as applicable.

Section 6.10          Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, partner, member or agent of another enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VI.

Section 6.11          Certain Definitions. For purposes of this Article VI, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, partner, member or agent of another corporation, partnership, limited liability company, joint venture, trust, foundation, association, organization, employee benefit plan or other legal entity or enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VI, references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VI.

Section 6.12          Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer of the Corporation or a director, officer, employee, partner, member or agent of another enterprise and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 6.13          Limitation on Indemnification. Notwithstanding anything contained in this Article VI to the contrary, except for proceedings to enforce rights to indemnification under this Article VI (which shall be governed by Section 6.06), the Corporation shall not be obligated under this Article VI to indemnify any director, officer, employee or agent of the Corporation or any director, officer, employee, partner, member or agent of another enterprise in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the Board.

Section 6.14          Contract Rights. The obligations of the Corporation under this Article VI to indemnify a person who is or was a director or officer of the Corporation or a director, officer, employee, partner, member or agent of another enterprise, including any duty to advance expenses, shall be considered a contract between the Corporation and such person, and no modification or repeal of any provision of this Article VI shall affect, to the detriment of such person, such obligations of the Corporation in connection with a claim based on any act or failure to act occurring before such modification or repeal.

ARTICLE VII

AMENDMENTS

Section 7.01          Amendments by Stockholders.  These Bylaws may be altered, amended or repealed and new Bylaws may be added by the stockholders.

Section 7.02       Amendments by the Board of Directors.  The Board of Directors may adopt, amend or repeal these Bylaws as provided in the Certificate of Incorporation.

ARTICLE VIII

DEFINITIONS

Section 8.01          Definitions.  Terms used in these Bylaws and not defined herein shall have the meanings assigned to such terms in the Certificate of Incorporation.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.01          Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 9.02          Dividends.  Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation

Section 9.03          Payment of Dividends; Directors’ Duties.  Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the Board of Directors may abolish any such reserve.

Section 9.04          Waiver of Notice.  Whenever any notice is required to be given under the provisions of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the event for which notice was so required, shall be deemed equivalent to the giving of such notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the stockholders or the Board of Directors or committee thereof need be specified in any waiver of notice of such meeting.

Section 9.05          Contracts.  Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board of Directors may from time to time direct.  Such authority may be general or confined to specific instances as the Board of Directors may determine.  The Chairman of the Board, the Chief Executive Officer, each President, the Chief Financial Officer or any Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Corporation.  Subject to any restrictions imposed by the Board of Directors or the Chairman of the Board, the Chief Executive Officer, each President, the Chief Financial Officer or any Vice President of the Corporation may delegate contractual powers to others under his or her jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power

Section 9.06          Actions with Respect to Securities of Other Entities.  All stock and other securities of other entities owned or held by the Corporation for itself, or for other parties in any capacity, shall be voted (including by written consent), and all proxies with respect thereto shall be executed, by the person or persons authorized to do so by resolution of the Board of Directors or, in the absence of such authorization, by the Chairman, Chief Executive Officer, President, Chief Financial Officer or Secretary.